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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of MessageMedia, Inc. for the registration of its common stock, to be filed on or about June 17, 1999, and to the incorporation by reference therein of our report dated February 2, 1999, except for Note 12, for which the date is March 26, 1999, with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP



San Diego, California
June 15, 1999